Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-114398 on Form S-8 of our report dated June 28, 2006, appearing in this Annual Report on Form 11-K of The Iron Mountain Companies 401(k) Plan for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 28, 2006

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